Exhibit 99.2

RM Resources, LLC

Financial Statements

December 31, 2011

RM Resources, LLC

Index

December 31, 2011

Page(s)

Report of Independent Certified Public Accountants	1

Financial Statements

Statement of Financial Position	2

Statement of Operations	3

Statement of Changes in Members’ Equity	4

Statement of Cash Flows	5

Notes to the Financial Statements	6–10

Report of Independent Certified Public Accountants

To the Member Owners of

RM Resources, LLC

In our opinion, the accompanying statement of financial position and the related statements of operations, of changes in members’ equity and of cash flows present fairly, in all material respects, the financial position of RM Resources, LLC (the “Company”) at December 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

June 1, 2012

PricewaterhouseCoopers LLP, 4221 West Boy Scout Boulevard, Suite 200, Tampa, FL 33607-5745 T: (8 13) 229 0221, F: (813) 229 3646, www.pwc.com/us

RM Resources, LLC

Statement of Financial Position

December 31, 2011

(in thousands)

Assets
Current assets
Cash and cash equivalents	$1,605
Accounts receivable, net	1,989
Other	47

Total current assets	3,641

Property and equipment, net	4,139
Other assets	121

Total assets	$7,901

Liabilities and Members’ equity
Current liabilities
Accounts payable	$469

Total current liabilities	469

Asset retirement obligations	550

Total liabilities	1,019

Members’ Equity	6,882

Total liabilities and members’ equity	$7,901

The accompanying notes are an integral part of these financial statements.

RM Resources, LLC

Statement of Operations

Year Ended December 31, 2011

(in thousands)

Operating revenues
Service revenues	$8,004

Total operating revenues	8,004

Operating expenses
Fuel, supplies and maintenance	1,675
Depreciation and amortization	318
Selling and administrative	1,710
Insurance costs	45
Communication and utilities	145

Total operating expenses	3,893

Operating income	4,111

Interest expense	16

Net income	$4,095

The accompanying notes are an integral part of these financial statements.

RM Resources, LLC

Statement of Changes in Members’ Equity

Year Ended December 31, 2011

(in thousands)	Total Members’ Equity

Balance at December 31, 2010	3,837

Net income	4,095
Distributions to members	(1,050)

Balance at December 31, 2011	$6,882

The accompanying notes are an integral part of these financial statements.

RM Resources, LLC

Statement of Cash Flows

Year Ended December 31, 2011

(in thousands)

Cash flows from operating activities
Net income	$4,095
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	318
Bad debt expense	15
Retirement of disposal wells	321
Changes in assets and liabilities
Accounts receivables	(584)
Other assets	(40)
Accounts payable	102
Asset retirement obligations	190

Net cash provided by operating activities	4,417

Cash flows from investing activities
Capital expenditures	(2,450)

Net cash used in investing activities	(2,450)

Cash flows from financing activities
Members distributions	(1,050)

Net cash used in financing activities	(1,050)

Net increase in cash and cash equivalents	917

Cash and cash equivalents
Beginning of year	688

End of year	$1,605

The accompanying notes are an integral part of these financial statements.

RM Resources, LLC

Notes to Financial Statements

December 31, 2011

1.	Nature of Business and Operations

RM Resources, LLC, incorporated April 15, 2008 in Medora, North Dakota (the “Company” or “RM”), operates four salt water injection disposal wells within the Bakken Shale. All four wells are considered to be Type II wells in accordance with the Environmental Protection Agency (“EPA”) Title 40 Regulation. Type II wells inject nonhazardous fluids associated with oil and natural gas production. Most of the injected fluid is salt water (brine), which is brought to the surface in the process of producing (extracting) oil and gas. In addition, brine and other fluids are injected to enhance (improve) oil and gas production.

The Company is owned by three members, each with equal interests, rights, preferences and privileges.

2.	Significant Accounting Policies

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States using U.S. dollars as the reporting currency.

Accounting Estimates

The use of estimates is inherent in the preparation of financial statements in accordance with generally accepted accounting principles (“GAAP”). Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers highly liquid investments with an original maturity of three months or less from the acquisition date to be cash equivalents.

Concentration of Credit Risk and Other Risks and Uncertainties

Financial instruments and assets subjecting the Company to concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company’s cash and cash equivalents are maintained at U.S. financial institutions insured by the Federal Deposit Insurance Corporation (“FDIC”). Deposits in these institutions may exceed the amount of insurance provided on such deposits. The Company’s customers are concentrated in the United States. The Company provides credit in the normal course of business. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts on factors surrounding the credit risk of specific customers, historical trends, and other information.

The Company has one customer, Wylie Bice Trucking, LLC (“WBT”), which makes up approximately 59% of its revenue for the year ended December 31, 2011 and approximately 89% of its accounts receivable at December 31, 2011. As of December 31, 2011, this customer has shown no indications of default and is current on all outstanding receivables. Refer to Footnote 6 for further disclosures.

Allowance for Uncollectible Receivables

The Company has established a reserve for uncollectible receivables based on a combination of historical data, cash payment trends, specific customer issues, write-off trends, general economic conditions and other factors. The Company charges uncollectible amounts to its allowance based on various issues, including cash payment trends and specific customer issues. These factors are continuously monitored by management to arrive at the estimate for the amount of accounts receivable that may be ultimately uncollectible. The receivables covered in the uncollectible reserve analysis include trade receivables.

RM Resources, LLC

Notes to Financial Statements

December 31, 2011

Property and Equipment

Property and equipment expenditures are recorded at cost. For financial statement purposes, these assets, consisting principally of disposal wells and improvements, are depreciated using the straight-line method over the estimated average lives of 15 years.

Maintenance and repairs are charged directly to expense as incurred. Major improvements that extend the lives of the assets are capitalized. Management estimates the useful lives of these assets based on historical trends and the age of the assets when placed in service, and any changes in the actual lives could result in material changes in the periodic depreciation and resulting net book value of these assets.

Asset Impairment

The Company applies the provisions of the accounting guidance for the impairment or disposal of long-lived assets and assesses whether there has been an impairment of its long-lived assets held and used by the Company when such impairment indicators exist. During the year ended December 31, 2011, the Company identified the potential impairment of one disposal well with a book value of $0.4 million. The Company recognized and impairment charge of $0.3 million for the year ended December 31, 2011 which is included in selling and administrative expense in the statement of operations and transferred $0.1 million of equipment to another disposal well. No other such indicators of impairment existed as of December 31, 2011.

Asset Retirement Obligations

The Company accounts for asset retirement obligations under the accounting guidance for asset retirement obligations and the accounting guidance for conditional asset retirement obligations. This guidance requires the recognition of a liability at fair value for an asset retirement obligation in the period in which it is incurred.

Revenue Recognition

Service revenues presented on the statement of operations consist primarily of water disposal services provided by the Company and sale of skim oil extracted during the filtration phase of the water disposal process. Water disposal revenue is recognized when disposal water is received at the well site. Skim oil revenue is recognized when sold to third party as burned recycle oil.

Income Taxes

The Company is a limited liability company which results in a pass-through for income tax purposes, Therefore, there is no income tax liability as of December 31, 2011.

Service Revenues

The components of service revenues are as follows for the year ended December 31, 2011 (In thousands):

Water revenue	$7,697
Junk oil revenue	307

$8,004

RM Resources, LLC

Notes to Financial Statements

December 31, 2011

3.	New Accounting Pronouncements

Offsetting Assets and Liabilities

In December 2011, the Financial Accounting Standards Board (FASB) issued guidance enhancing disclosures of financial instruments and derivative instruments that are offset in the statement of financial position or subject to enforceable master netting agreements. The guidance is effective for interim and annual reporting periods beginning on or after January 1, 2013. The Company will adopt this guidance as required. It will have no effect on the Company’s results of operations, financial position or cash flows for the year ended December 31, 2012.

Presentation of Comprehensive Income

In June 2011, the FASB issued guidance requiring companies to present the total of comprehensive income, the components of net income and the components of other comprehensive income, in a single continuous statement of comprehensive income or in two separate but consecutive statements. The guidance is effective for interim and annual periods beginning after December 15, 2012. The Company believes the adoption of this statement will have no effect on the Company’s financial position, results of operations or cash flows.

Additionally, in December 2011, the FASB issued guidance that indefinitely delayed the effective date of the requirement to present the reclassification adjustment out of accumulated other comprehensive income. The guidance is effective for interim and annual periods beginning after December 15, 2012. The Company believes the adoption of this statement will have no effect on the Company’s financial position, results of operations or cash flows.

Accounts Receivable

Accounts receivable consist of the following at December 31, 2011 (In thousands):

Trade accounts receivable	$2,004
Less: Allowance for doubtful accounts	(15)

$1,989

The activity in the allowance for doubtful accounts for the year ended December 31, 2011 is as follows (In thousands):

Balance at beginning of year	$—
Adjustment to bad debt expense	15

Balances at end of year	$15

RM Resources, LLC

Notes to Financial Statements

December 31, 2011

4.	Property and Equipment

Property and equipment consists of the following at December 31 (In thousands):

2011

Disposal wells and improvements	$4,621
Accumulated depreciation	(482)

Property and equipment, net	$4,139

Depreciation expense was approximately $0.3 million for the year ended December 31, 2011.

5.	Asset Retirement Obligations

Retirement obligations associated with long-lived assets are those for which there is a legal obligation to settle under existing or enacted law, statute, written or oral contract, or by legal construction under the doctrine of promissory estoppels. Retirement obligations are recognized only if the legal obligation exists in connection with or as a result of the permanent retirement, abandonment or sale of a long-lived asset. When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased. Over time, the liability is accreted to its future value. The corresponding amount capitalized at inception is depreciated over the useful life of the asset. The liability must be revalued each period based on current market prices. Accretion expense was approximately $0.02 million for the year ended December 31 2011, and is recorded in depreciation expense on the statement of operations.

Asset retirement obligations at the Company relate to the costs of future well closings. These costs include equipment, supplies and labor to plug the well and reclaim the property. As of December 31, 2011, the Company has $4.1 million of assets requiring an asset retirement obligation reserve.

The following presents the reconciliation of the asset retirement obligation liability for the year ended December 31, 2011 (In thousands):

Balance at December 31, 2010	$360
2011 additions	190

Balance at December 31, 2011	$550

RM Resources, LLC

Notes to Financial Statements

December 31, 2011

6.	Transactions With Related Parties

During the year ended December 31 2011, the Company paid $0.4 million in management fees to Rodne Consulting, LLC (“RC”), which is owned by Dean Rodne, a 33% member in the Company. In addition, the Company owes RC $0.1 million as of December 31, 2011, which is included in accounts payable.

The Company recognized $4.8 million of revenue from Wylie Bice Trucking, LLC (“WBT”), whose owner is also 33% member in RM. Of this total, $1.8 million is included in accounts receivable as of December 31, 2011. The revenue was generated from water disposal services provided by the Company to WBT.

7.	Contingencies

Litigation

The Company is involved in various legal proceedings that have arisen in the ordinary course of business. In the opinion of the Company’s management, all such proceedings are adequately covered by insurance or, if not so covered, should not materially result in any liability which would have a material adverse effect on the financial position, results of operations or cash flows of the Company.

8.	Subsequent Events

On May 7, 2012, the Company's members entered into an asset purchase agreement with QC Environmental Services, Inc. to sell the operating assets and rights of the Company for $31.7 million, plus potential additional consideration of $7.6 million if certain future operating and performance criteria are satisfied. On June 1, 2012, this sale was consummated for an adjusted purchase price of $31.4 million.